                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549


                               FORM 8-K

                            CURRENT REPORT


                     Pursuant to Section 13 of the
                    Securities Exchange Act of 1934


          Date of Earliest Event Reported:  December 7, 1994


                       NEW ENGLAND POWER COMPANY

          (exact name of registrant as specified in charter)


Massachusetts
(state or other
jurisdiction of
incorporation)
0-1229
(Commission
File No.)
04-1663070
(I.R.S. Employer
Identification No.)

          25 Research Drive, Westborough, Massachusetts 01582

(Address of principal executive offices)

(508) 366-9011

(Registrant's telephone number, including area code)

Item 5.  Other Events


     New England Power Company (NEP), a subsidiary of New England Electric System, announced on December 8, 1994, that it will not increase its base wholesale electricity rates until at least 1997 if its wholesale rate agreement, filed on December 7, 1994 with the Federal Energy Regulatory Commission (FERC), is approved.
The agreement avoids any increase in NEP's base rates associated with the completion and placing into service of the re-powered Manchester Street Station in Providence, R.I. NEP has not increased its base rates since 1991. The agreement is subject to FERC approval.


                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                 NEW ENGLAND POWER COMPANY


                                      s/Michael E. Jesanis
                                 By
                                    Michael E. Jesanis
                                    Treasurer


Date:   December 9, 1994